                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-79499
                     Zero Coupon Convertible Preferred Stock CUSIP No. 65332V863
                                     Restricted Common Stock CUSIP No. 65332V905





                           NEXTEL COMMUNICATIONS, INC.


                  PROSPECTUS SUPPLEMENT DATED SEPTEMBER 7, 2000
                       TO PROSPECTUS DATED AUGUST 16, 1999

         The selling stockholders table on pages 24-25 of the prospectus, as amended, is hereby further amended to update the information regarding the following entities in the prospectus and their respective number of shares of zero coupon convertible preferred stock, common stock issued upon conversion of the zero coupon convertible preferred stock or common stock issued as liquidated damages.


                                                     PREFERRED STOCK                          COMMON STOCK
                                                     ---------------                          ------------
                                                                 NUMBER OF                                NUMBER OF
                                             NUMBER OF             SHARES             NUMBER OF            SHARES
NAME OF SELLING STOCKHOLDER                SHARES OWNED           OFFERED           SHARES OWNED           OFFERED
---------------------------                ------------           -------           ------------           -------
AIG SoundShore Holdings Ltd.                   1,500               1,500                 391                 391
AIG Soundshore Opportunity Holding Fund         ---                 ---                  81                  81
Ltd.